Exhibit 99.1

Motus GI Regains Compliance with Nasdaq Minimum Bid Price Requirement

FORT LAUDERDALE, FL, August 11, 2022 – Motus GI Holdings, Inc., (NASDAQ: MOTS) (“Motus GI” or the “Company”), a medical technology company providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions, today announced that it received formal notice from the Nasdaq Stock Market (“Nasdaq”) stating that the Company has regained compliance with the minimum bid price requirement (Nasdaq Listing Rule 5550(a)(2)) for continued listing on Nasdaq and that Motus GI’s common stock will continue to be listed and traded on Nasdaq.

The notice the Company received from Nasdaq on August 9, 2022 noted that the Company evidenced a closing bid price of its ordinary shares at or greater than the $1.00 per share minimum requirement for the last 10 consecutive business days.

About Motus GI

Motus GI Holdings, Inc. is a medical technology company, with subsidiaries in the U.S. and Israel, providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions.

For more information, visit www.motusgi.com and connect with the Company on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms, including without limitation, risks related to the continued impact of the COVID-19 pandemic, risks inherent in the development and commercialization of potential products, possible or assumed future results of operations, business strategies, potential grow opportunities, uncertainty in the timing and results of clinical trials or regulatory approvals, maintenance of intellectual property rights or other risks discussed in the Company’s quarterly and annual reports filed with the Securities and Exchange Commission, and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

Troy Williams

LifeSci Advisors

(518) 221-0106

twilliams@lifesciadvisors.com